UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2020

Twist Bioscience Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38720	46-205888
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

681 Gateway Boulevard

South San Francisco, CA 94080

(Address of principal executive offices, including ZIP code)

(800) 719-0671

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TWST	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2020, Twist Bioscience Corporation (the “Company”) entered into a lease agreement (the “ParkWorks Industry Center Lease”) with PWII Owner, LLC (the “Landlord”), with a commencement date of the later of (i) August 16, 2021 and (ii) the date the Landlord substantially completes installation of the tenant improvements (the “Commencement Date”). The ParkWorks Industry Lease premises include approximately 110,995 square feet, located at 26600 S.W. Parkway Avenue, Wilsonville, Oregon (the “Premises”). The Company expects to use the Premises primarily as a second manufacturing facility, although other permitted uses include office, life science laboratory, research and development, distribution and any other related uses. The ParkWorks Industry Center Lease has a 12-year term from the Commencement Date, and the Company has an option to extend the term of the ParkWorks Industry Center Lease by up to two additional five-year terms. The initial annual rent under the lease is approximately $2.1 million (after partial rent abatement for the first year). The aggregate estimated rent payments due over the initial term of the ParkWorks Industry Center Lease is approximately $27.8 million. The Company is obligated to pay 29.065% of the operating expenses and utilities applicable to the Premises. The Landlord will contribute an aggregate of approximately $13.3 million toward the cost of the tenant improvements. The Company will maintain a letter of credit for the benefit of the Landlord in an amount of approximately $1.0 million.

The ParkWorks Industry Center Lease is filed as Exhibit 10.1 to this report and the foregoing description of the terms of the ParkWorks Industry Center Lease is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Lease Agreement, dated December 18, 2020, between Twist Bioscience Corporation and PWII Owner, LLC

*

Registrant has omitted schedules and exhibits pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2020	Twist Bioscience Corporation

/s/ Emily Leproust
Emily Leproust
Chief Executive Officer